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EXHIBIT INDEX



Exhibit No.     Description     Page
-----------     -----------     ----

     A     Consolidated Balance Sheet at     Filed
          March 31, 2000 herewith
          (Unaudited, subject to adjustment)

     B     Consolidated Statement of Income andFiled
          Accumulated Deficit For the Quarterherewith and Twelve Months ended March 31, 2000
          (Unaudited, Subject to Adjustment)

     C     Consolidated Statement of Cash Flows     Filed
          For the Quarter and Twelve Months ended     herewith
          March 31, 2000
          (Unaudited, Subject to Adjustment)